UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ		07224
(Address of principal executive offices)		(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 30, 2007, EMRISE Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company’s subsidiaries that later became party to the agreement pursuant to that certain Amendment Number 1 to Loan Documents dated August 20, 2008, the “Borrowers”) entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group LLC, which Credit Agreement has been amended from time to time (as amended, the “Credit Agreement”).

On January 25, 2010, the Borrowers and the Lender entered into Amendment Number 8 to Loan Documents (“Amendment 8”).  Among other things, Amendment 8 provides for certain milestone events related to the process for the sale of certain assets.  On February 24, 2010, the Borrowers and the Lender amended Amendment 8 to modify the schedule for such milestones.  Except for this amendment, both the Credit Agreement and Amendment 8 remain in full force and effect.

With the exception of historical information, certain matters discussed in this current report, including EMRISE’s ability to sell certain of its assets and satisfy the debt owed to Lender, may be interpreted as forward looking statements.  The actual future results of EMRISE could differ from those statements.  Factors that could cause or contribute to such differences include, but are not limited to the current absence of any binding obligations by any third party to purchase any assets of the Company, the early stage of marketing these assets, terms offered by potential buyers may not be acceptable or may be unfavorable to the Company, even if the Company secures one or more letters of intent to purchase the assets and/or executes purchase agreements, there will be conditions to be met before closing, such as satisfactory due diligence, corporate and other approvals and third party consents, the timeliness and satisfaction of which may not be within the control of the Company and may not be achieved, and thus the sales may not be consummated, the milestones may not be met, the net proceeds for the assets may not meet the expectations of the Company, and thus may not be sufficient to pay the obligation to Lender in full.  The Company refers you to those factors contained in the “Risk Factors” Section of EMRISE’s Form 10-K for the year ended December 31, 2008, Form 10-Q for the quarterly period ended September 30, 2009, and other EMRISE filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer